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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): July 30, 2000


                         NATIONAL COMPUTER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


           Minnesota                     0-3713                 41-0850527
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)        File Number)          Identification No.)


             11000 Prairie Lakes Drive, Minneapolis, Minnesota 55344
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (952) 829-3000


                                 Not Applicable
         (Former name or former address, if changed since last report.)


Item 5.  Other Events

On July 30, 2000, Pearson plc ("Pearson"), PN Acquisition Subsidiary Inc. and National Computer Systems, Inc. ("NCS") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Pearson will acquire NCS. As more specifically set forth in the Merger Agreement, each issued and outstanding share of NCS common stock, par value $.03 per share (the "NCS Common Stock") will be converted into the right to receive $73. Pursuant to the Merger Agreement, Pearson is required to commence a tender offer (the "Offer") to purchase all outstanding shares of NCS Common Stock at $73 per share no later than August 7, 2000. A copy of the Merger Agreement is Exhibit 99.1.

         In connection with the Merger Agreement, NCS's shareholder rights plan was amended in certain respects to facilitate the transactions contemplated by the Merger Agreement. A copy of the amendment is Exhibit 99.2.


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Item 7.Financial Statements and Exhibits

(c) Exhibits

99.1 - Agreement and Plan of Merger among Pearson plc, PN Acquisition Subsidiary Inc. and National Computer Systems, Inc. dated as of July 30, 2000.

99.2 - Amendment No. 2 to Second Restated and Amended Rights Agreement between National Computer Systems, Inc. and Wells Fargo Bank Minnesota,
         N. A. dated as of July 28, 2000.


Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated July 31, 2000

NATIONAL COMPUTER SYSTEMS, INC.



By: /s/ J. W. Fenton, Jr.
----------------------------
J.W. Fenton, Jr.
Secretary/Treasurer